Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor Relations, (713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

SUPERIOR ENERGY SERVICES ANNOUNCES AMENDED EXCHANGE OFFER AND CONSENT SOLICITATION FOR SENIOR NOTES OF SESI, L.L.C.

Houston, January 31, 2020 – Superior Energy Services, Inc. (“Superior Energy”) (NYSE: SPN) today announced that its wholly owned subsidiary, SESI, L.L.C. (“SESI” or the “Issuer”), has amended certain terms of its previously announced offer to exchange its Original Notes to provide for an offer to exchange $635 million of its $800 million aggregate principal amount of its outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for $635 million of newly issued 7.125% Senior Notes due 2021 (the “New Notes”) (as amended as described below, the “Exchange Offer”), upon the terms and subject to the conditions set forth in SESI’s offering memorandum and consent solicitation statement, dated as of January 6, 2020 (as amended by the press releases dated January 16, 2020 and January 22, 2020 and Supplement No. 1 to the Offering Memorandum and Consent Solicitation Statement, dated as of January 31, 2020, and as may be further amended or supplemented from time to time, the “Offering Memorandum and Consent Solicitation Statement”). SESI has amended the Exchange Offer in connection with its previously announced agreement in principle with a steering committee (the “Steering Committee”) of holders of approximately 34% of the outstanding Original Notes. The Steering Committee is also working together with other noteholders (collectively with the Steering Committee, the “Ad Hoc Group”) and the Ad Hoc Group owns approximately 60% of the aggregate principal amount of outstanding Original Notes. All capitalized terms used but not defined in this press release have the meanings given to them in Superior Energy’s press release announcing the commencement of the Exchange Offer and Consent Solicitation, dated January 6, 2020 or the Offering Memorandum and Consent Solicitation Statement, as applicable.

In connection with the Exchange Offer, SESI is also soliciting consents (the “Consent Solicitation” and, together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) from eligible holders of the Original Notes to amend (the “Proposed Amendment”) the indenture dated December 6, 2011, governing the Original Notes (the “Original Notes Indenture”), upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, to amend the liens covenant in the Original Notes Indenture to permit the issuance of the Superior Secured Notes (as defined and described below). If the Proposed Amendment is adopted, the Original Notes will be governed by the Original Notes Indenture, as amended by the Proposed Amendment.

Pursuant to the amended Exchange Offer:

•	SESI is offering to exchange $635 million of its $800 million aggregate principal amount of outstanding Original Notes for $635 million of New Notes as described in the table below:

CUSIP/ISIN	Title of Original Notes	Outstanding Principal Amount	Title of New Notes	Interest Rate of New Notes	Total Consideration (per $1,000 of Original Notes)*	Total Consent Payment
78412FAP9/ US78412FAP99	7.125% Senior Notes due 2021 issued by the Issuer	$800,000,000	7.125% Senior Notes due 2021 issued by the Issuer	7.125%	$1,000 principal amount of New Notes	Cash payment of $10.00 per $1,000 of Original Notes**

* Subject to proration.

** Eligible holders who validly tender their Original Notes prior to the Expiration Time will be entitled to receive an aggregate cash payment of $6.35 million divided by the total amount of Original Notes validly tendered and accepted for exchange in the Exchange Offer (the “Total Consent Payment”). The Total Consent Payment shall not be made if the Combination Exchange does not occur.

•	The Expiration Time has been extended from 11:59 p.m., New York City time, on February 10, 2020 to 11:59 p.m., New York City time on February 13, 2020;

•

The Exchange Offer is conditioned upon the valid tender, by the Expiration Time, of at least $635 million aggregate principal amount of Original Notes and, therefore, the receipt of consents from eligible holders of over a majority of the aggregate principal amount of the Original Notes outstanding to amend (the “Proposed Amendment”) the liens covenant in the indenture governing the Original Notes to permit the issuance of the Superior Secured Notes as defined and described below;

•

At the settlement of the Combination Exchange, eligible holders will receive, in exchange for $635 million aggregate principal amount of New Notes held by such holders at the Combination Exchange Date and accepted for exchange on a pro rata basis: (i) $250 million principal amount of 9.750% Senior Second Lien Secured Notes due 2025 to be issued by Spieth Newco, Inc. (“Newco” and such notes, the “Newco Secured Notes”), (ii) $250 million principal amount of 8.750% Senior Second Lien Secured Notes due 2026 to be issued by SESI (the “Superior Secured Notes”), (iii) $135 million in cash and (iv) $6.35 million in cash constituting the Total Consent Payment;

•	The aggregate principal amount of Newco Secured Notes to be issued in connection with the Combination Exchange is $250 million;

•	The aggregate principal amount of Superior Secured Notes to be issued in connection with the Combination Exchange is $250 million;

•

Subject to certain exceptions and exclusions, so long as the aggregate principal amount of outstanding Newco Secured Notes exceeds $150 million, and in the event that during any semi-annual period commencing on July 1, 2020, excess cash flow (to be described in the

Offering Memorandum and Consent Solicitation Statement) for such period is positive, Newco will be required, on March 15 and September 15 of each year beginning with March 15, 2021, to make an offer to all holders of Newco Secured Notes to purchase the maximum principal amount of Newco Secured Notes that may be purchased with an amount equal to 75% of excess cash flow for the semi-annual period then ended until the aggregate principal amount of outstanding Newco Secured Notes is less than $150.0 million and Newco has a total leverage ratio of less than 2.0 to 1.0; and

•

If any of SESI’s 7.750% Senior Notes due 2024 (the “2024 Notes”) are outstanding 91 days prior to September 15, 2024 (the “Springing Maturity Date”), then the Superior Secured Notes will mature on the Springing Maturity Date.

In addition to the terms referenced above, the indenture governing the Newco Secured Notes will contain restrictive covenants customary for issuances of high-yield secured notes of this type, and the indenture governing the Superior Secured Notes will contain restrictive covenants customary for issuances of high-yield secured notes of this type.

The settlement date for the Exchange Offer will occur promptly after the Expiration Time and is expected to be the second business day after the Expiration Time.

The Exchange Offer and Consent Solicitation is being conducted in connection with Superior Energy’s previously announced entry into a definitive agreement to divest its U.S. service rigs, coiled tubing, wireline, pressure control, flowback, fluid management and accommodations service lines and combine them with Forbes Energy Services Ltd.’s (OTCQX: FLSS) complementary service lines to create a new, publicly traded consolidation platform for U.S. completion, production and water solutions (the “Combination”). The consummation of the Exchange Offer is a condition of the Combination; however, the consummation of the Combination is not a condition of the Exchange Offer and Consent Solicitation.

The Information Agent for the Exchange Offer and Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attention: Andrew Beck

Collect: (212) 269-5550

Toll-free: (800) 431-9633

Email: spnv@dfking.com

The Exchange Offer will only be made to, and the Offering Memorandum and Consent Solicitation Statement, the Supplement and other documents relating to the Exchange Offer will only be distributed to, holders who complete and return an eligibility letter confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S, who are “non-U.S. qualified offerees” (as defined in the eligibility letter) (such persons, “Eligible Holders”).

SESI will make the Exchange Offer only to Eligible Holders through, and pursuant to, the terms of the Offering Memorandum and Consent Solicitation Statement. Superior Energy and its affiliates do not and will not make any recommendation as to whether Eligible Holders should exchange or refrain from exchanging their Original Notes. Tenders of the Original Notes in the Exchange Offer and Consent Solicitation may be validly withdrawn at any time at or before the Withdrawal Deadline but will thereafter be irrevocable, even if SESI otherwise extends the Exchange Offer and Consent Solicitation beyond the initial Expiration Time, except in certain limited circumstances where additional withdrawal rights are required by applicable law. In the event of termination of the Exchange Offer, the Original Notes tendered will be promptly returned to the tendering holders. Requests for documents may be directed to the Information Agent at the address and telephone numbers provided above. Documents will only be distributed to holders of Original Notes that complete and return an eligibility form at www.dfking.com/spnv confirming that they are Eligible Holders for the purposes of the Exchange Offer and Consent Solicitation.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the New Notes, Newco Secured Notes or Superior Secured Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this press release is neither an offer to purchase nor a solicitation of an offer to sell any Original Notes in the Exchange Offer or a solicitation of any consents to the Proposed Amendment. The New Notes, Newco Secured Notes and Superior Secured Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes, Newco Secured Notes and Superior Secured Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

About Superior Energy

Superior Energy serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Superior Energy, SESI and Newco, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the timing and effect of the Combination; the ability of SESI to satisfy the conditions to the settlement of the Exchange Offer and Consent Solicitation, general market and economic conditions, changes in law and government regulations and other matters affecting the businesses of Superior Energy, SESI or Newco, and the other risks described in the Offering Memorandum and Consent Solicitation Statement.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Superior Energy’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Superior Energy’s filings with the Securities and Exchange Commission. Except as required by law, Superior Energy expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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